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                                                                     EXHIBIT 4.8

No. __                                                       CUSIP No. 913456AD1


                             UNIVERSAL CORPORATION

                         -----------------------------

                           PERMANENT GLOBAL SECURITY
                                  $120,000,000
                              8 1/2% Note due 2003

                         -----------------------------


THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITARY OR A NOMINEE OF A U.S. DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE U.S. DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE U.S. DEPOSITARY TO A NOMINEE OF THE U.S. DEPOSITARY OR BY A NOMINEE OF THE U.S. DEPOSITARY TO THE U.S. DEPOSITARY OR ANOTHER NOMINEE OF THE U.S. DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS PERMANENT GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
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OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     This permanent global Security is one of a duly authorized issue of securities (herein called the "Securities") of Universal Corporation, a Virginia corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited as to aggregate principal amount, issued and to be issued in one or more series under an indenture dated as of February 1, 1991, between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)), to which indenture and all indentures supplemental hereto (the indenture as supplemented being herein called the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This permanent global Security is one of the series of Securities designated on the face hereof, limited in aggregate principal amount to One Hundred Twenty Million United States Dollars (US$120,000,000). This permanent global Security represents an aggregate initial principal amount of One Hundred Twenty Million United States Dollars (as adjusted from time to time in accordance with the terms and provisions hereof and as set forth on Schedule A hereto, the "Principal Amount") of the Securities of such series, with the Interest Payment Dates, date of original issuance, and date of Maturity specified herein and bearing interest on said Principal Amount at the interest rate specified herein.

     The Company, for value received, hereby promises to pay to Cede & Co., or registered assigns, the Principal Amount hereof on February 28, 2003, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) from February 16, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if the date of this permanent global Security is an Interest Payment Date to which interest has been paid or duly provided for, then from the date hereof semi-annually in arrears on February 28 and August 28 in each year commencing August 28, 2000, and at Maturity, at the rate of 8 1/2% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this permanent global Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this permanent global

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Security not less than 10 days prior to such Special Record Date, or at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Notwithstanding the foregoing, interest payable on this Security at Maturity will be payable to the person to whom principal is payable.

     This permanent global Security is exchangeable for definitive Registered Securities of this series and of like tenor and of an equal aggregate principal amount, registered in the name of, and a transfer of this permanent global security may be registered to, any Person other than the U.S. Depositary or its nominee only if (x) the U.S. Depositary with respect to the Securities of this series (the "U.S. Depositary") notifies the Company that it is unwilling or unable to continue as U.S. Depositary for this permanent global Security or if at any time the U.S. Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this permanent global Security shall be so exchangeable and executes and delivers to the Trustee a Company Order providing that this permanent global Security shall be so exchangeable and the transfer thereof so registrable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part. In the event this permanent global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Registered Securities of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive Registered Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of $1,000 and integral multiples of $1,000 in excess thereof provided that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this permanent global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Security of this series issued in exchange for this permanent global Security shall be registered in the name of or names of, and the transfer of such Securities may be registered to, such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture.

     Any exchange of this permanent global Security or portion hereof for one or more definitive Registered Securities of this series will be made at the New York office of the Security Registrar. Upon exchange of any portion of this permanent global Security for one or more definitive Registered Securities of this series, the Security Registrar shall endorse Schedule A of this permanent global Security to reflect the reduction of its

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Principal Amount by an amount equal to the aggregate principal amount of the definitive Registered Securities of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive Registered Securities of this series, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive Registered Security of this series.

     The principal and any premium or interest in respect of any portion of this permanent global Security payable in respect of an Interest Payment Date or at the Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive Registered Security or Securities of this series, will be paid, as provided herein, to the Holder hereof. If a definitive Registered Security or Registered Securities of this series are issued in exchange for any portion of this permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Holder hereof, unless such Interest Payment Date or proposed date of payment is the Maturity hereof.

     Payment of the principal of (and premium, if any) and any such interest on this permanent global Security will be made at the offices of The Chase Manhattan Bank, as Paying Agent, in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by United States dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least five Business Days prior to the applicable Interest Payment Date).

     Reference is hereby made to the further provisions of this permanent global Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank (formerly known as Chemical Bank), the Trustee under the Indenture, or its successors thereunder, by the manual signature of one of its authorized officers, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: February 16, 2000                               UNIVERSAL CORPORATION


                                                       By:_____________________
                                                          Name:
                                                          Title:

Attest:


_____________________________
       Assistant Secretary

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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of a series issued under the Indenture described herein.


THE CHASE MANHATTAN BANK, as Trustee



By: ______________________________
         Authorized Officer

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                                    Reverse

The Securities of this series (including this permanent global Security and the interest represented hereby) are subject to redemption at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (x) 100% of the principal amount of the Securities of this series to the redeemed or (y) the sum of the present value of the remaining scheduled payments of principal and interest on the Securities of this series being redeemed, not including interest accrued and paid as of the Redemption Date, discounted to the Redemption Date on a semi-annual basis, at the Adjusted Treasury Rate referred to below plus 25 basis points, assuming a 360-day year comprised of twelve 30-day months, together with accrued interest to the Redemption Date; provided, however, that installments of interest on this permanent global Security whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this permanent global Security, or one or more Predecessor Securities of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

For purposes of the preceding paragraph:

     "Adjusted Treasury Rate" shall mean the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price equal to the Comparable Treasury Price for the Redemption Date. The semi-annual equivalent yield to maturity will be computed as of the third Business Day immediately preceding the Redemption Date.

     "Comparable Treasury Issue" shall mean the U.S. treasury security that would be used in accordance with customary financial practice in pricing new issues of corporate debt securities that have a term comparable to the remaining term of the Securities of this series. The U.S. treasury security shall be selected by the Quotation Agent.

     "Comparable Treasury Price" for a Redemption Date shall mean either (1) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest quotations, or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations for the Redemption Date, the average of the Reference Treasury Dealer Quotations obtained, as determined by the Quotation Agent.


     "Quotation Agent" shall mean the Reference Treasury Dealer appointed by the Company.

     "Reference Treasury Dealer" shall mean:

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     .  Warburg Dillon Read LLC, First Union Securities, Inc and SunTrust
        Equitable Securities Corporation or their successors; if they cease to be primary U.S. government securities dealers in The City of New York, the Company will substitute another primary U.S. government securities dealer in The City of New York, and

     . any other primary U.S. government securities dealer in The City of New York selected by the Company.

     "Reference Treasury Dealer Quotations" shall mean the average as determined by the Quotation Agent of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of the principal amount, quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m. on the third Business Day preceding the Redemption Date.

The Trustee shall not be responsible for calculating the Redemption Price. The Company shall notify the Trustee of the Redemption Price, promptly after the calculation thereof.

     The Securities of this series (including this permanent global Security and the interests represented hereby) are not subject to any sinking fund.

     The provisions of Article Fourteen of the Indenture apply to Securities of this series. Such provisions provide for defeasance at any time of (a) the entire obligations of the Company under this permanent Global Security and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance with certain conditions set forth therein.

     Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. Notwithstanding Section 1104 of the Indenture, such notice of redemption need not set forth the Redemption Price, but only the manner of calculation thereof.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series (including this permanent global Security) may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities

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of such series to waive compliance by the Company with certain provisions of the
Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this permanent global Security shall be conclusive and binding upon such Holder and upon all future Holders of this permanent global Security, and of any Security issued in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this permanent global Security.

     As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this permanent global Security on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this permanent global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this permanent global Security at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of Registered Securities of the series of which this permanent global Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office of the Security Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Prior to due presentment of a Registered Security (including this permanent global Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes (except as provided in the Indenture), whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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     The Securities of this series of which this permanent global Security is a part are issuable only in registered form without coupons, in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and the Officers' Certificate setting forth the terms of the Securities of this series and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Securities of this series (including this permanent global Security) shall be dated the date of their authentication.

     All terms used in this permanent global Security and not defined herein shall have the meanings assigned to them in the Indenture.

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                                                                      SCHEDULE A

                                                       SCHEDULE OF EXCHANGES

                                        Principal amount                         Remaining                        Notation made on
                                       exchanged for one                     principal amount                         behalf of
                                        or more definitive                    following such                        the [Trustee]
Date exchange made                          Securities                          exchange                        [Security Registrar]
====================                 ======================               =====================                 ====================

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

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